THIS WARRANT AND THE  SECURITIES  PURCHASED  UPON EXERCISE  HEREOF
HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES  ACT"),
OR ANY  STATE  SECURITIES  LAW,  AND  MAY  NOT BE  SOLD,  TRANSFERRED,
PLEDGED,
HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION
STATEMENT UNDER
THE  SECURITIES  ACT AND  APPLICABLE  STATE  SECURITIES  LAWS SHALL
HAVE  BECOME
EFFECTIVE WITH REGARD THERETO,  OR (ii) AN EXEMPTION FROM
REGISTRATION UNDER THE
SECURITIES ACT AND APPLICABLE  STATE  SECURITIES LAWS IS AVAILABLE IN
CONNECTION
WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase
_____  shares


                        Warrant to Purchase Common Stock
                                       of
                           MEDCARE TECHNOLOGIES, INC.

         THIS CERTIFIES that or any subsequent holder hereof ("Holder"), has the right to purchase from MEDCARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), not more than fully paid and nonassessable shares of the Company's common stock, $.001 par value ("Common Stock"), at a price equal to the Exercise Price as defined in Section 3 below, subject to adjustment as provided herein, at any time during the period beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., Atlanta, Georgia time, on June 10, 2003 (the "Exercise Period").

         Holder agrees with the Company that this Warrant to Purchase Common Stock of Medcare Technologies, Inc. (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

         1.       DATE OF ISSUANCE.

         This Warrant shall be deemed to be issued on June 10, 1998 ("Date of Issuance").

         2.       EXERCISE.

     (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia V6G 1G1, Attention: President, Telephone No. (800) 611-3388, Telecopy No. (604) 659-5031, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy

MedCare-2 (Final) Swartz Warrant            1
of the Exercise Form sent to the Company by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

     (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within five (5) business days thereafter. The original Warrant and Exercise Form must be received within five (5) business days of the Date of Exercise, or the exercise may, at the Company's option, be considered void. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

     (c) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

     (d) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise, irrespective of the date of delivery of the Common Stock purchased upon Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

         3.       PAYMENT OF WARRANT EXERCISE PRICE.

     The Exercise Price ("Exercise Price") shall equal $7.346 ("Initial Exercise Price") or, if the Date of Exercise is more than one (1) year after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price", as that term is defined below. The Company shall calculate a "Reset Price" on each anniversary date of the Date of Issuance which shall equal one hundred percent (100%) of the average Closing Price of the Company's Common Stock for the five (5) trading days ending on such anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on an anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to
Section 5 hereof.

     For purposes hereof, the term "Closing Price" shall mean the closing price on the OTC Bulletin Board, or if no longer traded on the OTC Bulletin Board, the closing price on the principal national securities exchange or over-the-counter market on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange or over-the-counter market on which the Common Stock is so traded.

     Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

     (i) Cash Exercise: cash, certified check or cashiers check or wire transfer; or

     (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)/A

where:    X =  the  number  of  shares  of  Common  Stock to be  issued to
               Holder.

          Y = the number of shares of Common Stock for which this Warrant is being exercised.

          A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by Nasdaq or if the Common Stock is not traded on Nasdaq, the Average Closing Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

          B = the Exercise Price.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

         4.       TRANSFER AND REGISTRATION.

     (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled t receive a new Warrant as to the portion hereof retained.

     (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement dated on or about June 20, 1997 by and among the Company, certain investors, and Swartz Investments, LLC and, accordingly, has the benefit of the registration rights pursuant to that agreement.

         5. ANTI-DILUTION ADJUSTMENTS.

         (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

         (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon the Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

         (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

         (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate
Change"), then this Warrant shall be assumed by the acquiring entity or any affiliate thereof and thereafter this Warrant shall be exerciseable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) business days notice to Holder hereof of any Corporate Change.

         (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, as it may be reset from time to time, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5 and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the total consideration payable upon Exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised. Notwithstanding anything to the contrary contained herein, the Exercise Price shall not be reduced to an amount below the par value of the Common Stock.

         (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

MedCare-2 (Final) Swartz Warrant         2

         6.       FRACTIONAL INTERESTS.

     No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the nex higher number of shares.

         7.       RESERVATION OF SHARES.

     The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

         8.       RESTRICTIONS ON TRANSFER.

     (a) Registration or Exemption Required. This Warrant and the Common Stock issuable on Exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act and applicable state laws. All shares of Common Stock issued upon Exercise of this Warrant shall bear an appropriate legend to such effect, if applicable.

     (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respectiv number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     (c)  Investment   Intent.  The  Warrant  and  Common  Stock  issuable  upon
conversion are intended to be held for investment purposes and not with an intent to distribution, as defined in the Act.

         9.       BENEFITS OF THIS WARRANT.

     Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

         10.      APPLICABLE LAW.

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Georgia, without giving effect to conflict of law provisions thereof.

         11.      LOSS OF WARRANT.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         12.      NOTICE OR DEMANDS.

     Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to Attention:
President, Medcare Technologies, Inc., 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia V6G 1G1, Attention: President, Telephone No. (800) 611-3388, Telecopy No. (604) 659-5031. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, Attn: Holder, address: c/o Swartz Investments, LLC, 200 Roswell Summit, Suite 285, 1080 Holcomb Bridge Road, Roswell, Georgia 30076, until another address is designated in writing by Holder.



         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 10th day of June, 1998.

                                                      MEDCARE TECHNOLOGIES, INC.

                                           By:  ________________________________
                                                      Harmel S. Rayat, President

MedCare-2 (Final) Swartz Warrant          3

                                    EXHIBIT A

                                  EXERCISE FORM

                         TO: MEDCARE TECHNOLOGIES, INC.

         The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of common stock (the "Common Stock") of MEDCARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:

--------------------------------------------------------------------------------
                                                Signature

--------------------------------------------------------------------------------
                                                Print Name

--------------------------------------------------------------------------------
                                                 Address
--------------------------------------------------------------------------------

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
--------------------------------------------------------------------------------



MedCare-2 (Final) Swartz Warrant         4

                                    EXHIBIT B

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                        desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the common stock of MEDCARE TECHNOLOGIES, INC. (the "Company") evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                                            ______________________________
                                                             Signature


Fill in for new registration of Warrant:

-----------------------------------
                  Name

-----------------------------------
                  Address

-----------------------------------
Please print name and address of assignee
(including zip code number)

--------------------------------------------------------------------------------

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
--------------------------------------------------------------------------------


MedCare-2 (Final) Swartz Warrant       5